Exhibit 99.2

PETROSHARE CORP.

Unaudited Pro Forma Condensed
Combined Financial Statements

Introduction

The following unaudited pro forma condensed combined financial statements reflect the historical financial statements of PetroShare Corp. (the “Company” or “PetroShare”) adjusted on a pro forma basis to give effect to the Company’s acquisition of certain oil and gas assets (“Crimson assets”) from Crimson Exploration Operating, Inc., a Delaware corporation (“Crimson”).

On November 21, 2016, the Company entered into definitive purchase and sale agreement (the “Agreement”) with Crimson, pursuant to which the Company agreed to acquire certain oil and gas assets from Crimson (the “Crimson assets”).  Completion of the acquisition occurred on December 22, 2016. Simultaneous with the closing, Providence Energy Operators, LLC, a Delaware limited liability company based in Texas, which is the Company’s principal lender and owner of 13.8% of the Company’s common stock, acquired 50% of the Company’s interest in the Crimson assets. The acquisition was effective December 1, 2016.

The initial net purchase price to the Company’s interest was $2,559,852, following a reconciliation of certain suspense and inventory accounts, the Company’s net purchase price has been adjusted to $2,538,945. The purchase price is subject to post-closing adjustments scheduled to occur not more than 90 days following the closing date. The Company paid its portion of the purchase price for the Crimson assets using a draw on the Company’s line of credit with Providence Energy Partners III, LP.

The unaudited pro forma condensed combined balance sheet of the Company at September 30, 2016 has been prepared giving effect to the acquisition of the Crimson assets as if the acquisition had occurred on September 30, 2016. The (i) unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016; and (ii) unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, have each been prepared giving effect to the acquisition of the Crimson assets as if the acquisition had occurred on January 1, 2015. The unaudited combined pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.

The pro forma adjustments to the unaudited historical condensed combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transaction discussed in the accompanying notes may differ from the unaudited pro forma adjustments included herein. However, PetroShare management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transaction and that the unaudited pro forma adjustments are factually supportive, give appropriate effect to the impact of the events that are directly attributable to the transaction, and reflect those items expected to have a continuing impact on the Company.

The unaudited pro forma condensed combined financial statements of the Company are not necessarily indicative of the results that would have occurred if the Company had completed the acquisition of the Crimson assets on the dates indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

PetroShare Corp.

Pro Forma Condensed Combined Balance Sheet

at September 30, 2016

(unaudited)

	PetroShare Historical	Crimson Assets	Pro Forma Adjustments	Pro Forma Combined
		(a)	(b)
ASSETS
Current Assets:
Cash and cash equivalents	$1,096,468	$—	$—	$1,096,468
Accounts receivable - joint interest billing	36,143	—	—	36,143
Accounts receivable — crude oil and natural gas production	13,860	—	—	13,860
Accounts receivable — other	93,761		—	93,761
Deferred offering costs	243,726	—	—	243,726
Prepaid expenses and other assets	801,946	—	—	801,946
Total current assets	2,285,904	—	—	2,285,904

Oil and Gas Properties-using successful efforts method
Unproven oil and gas properties	455,480	1,990,760	—	2,446,240
Proven oil and gas properties, net of impairment	4,998,367	899,591	—	5,897,958
Wells in progress	2,114,234	—	—	2,114,234
Less: Accumulated depletion and depreciation	(747,582)	—	(73,949)	(821,531)
Crude oil and gas properties, net	6,820,499	2,890,351	(73,949)	9,636,901

Property, plant and equipment, net	14,083	—	—	14,083
Other assets	15,757	—	—	15,757

Total Assets	$9,136,243	$2,890,351	$(73,949)	$11,952,645

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,960,729	$—	$—	$1,960,729
Accounts payable — related party	290,078	(6,969)	—	283,109
Accounts payable — working interest and royalty owners	120,691	—	—	120,691
Notes payable	—	2,559,852	—	2,559,852
Total current liabilities	2,371,498	2,552,883	—	4,924,381

Long-term debt	5,000,000	—	—	5,000,000
Asset retirement obligation	592,636	337,468	53,816	983,920
Total Liabilities	7,964,134	2,890,351	53,816	10,908,301

Commitments and contingencies

Shareholders’ Equity:
Preferred stock-$.01 par value: 10,000,000 shares authorized; 0 shares issued and outstanding	—	—	—	—
Common stock-$.001 par value: 100,000,000 shares authorized; 21,919,857 shares issued and outstanding	21,920	—	—	21,920
Additional paid in capital	9,313,011	—	—	9,313,011
Accumulated deficit	(8,162,822)	—	(127,765)	(8,290,587)
Total Shareholders’ Equity	1,172,109	—	(127,765)	1,044,344

Total Liabilities and Shareholders’ Equity	$9,136,243	$2,890,351	$(73,949)	$11,952,645

The accompanying notes are an integral part of these pro forma financial statements.

PetroShare Corp.

Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2016

(unaudited)

	PetroShare Historical	Crimson Assets	Pro Forma Adjustments	Pro Forma Combined
		(c)	(b)
Revenues
Crude oil and natural gas production revenue	$87,157	$146,530	$—	$233,687

Costs and Expenses
Lease operating expense	70,309	103,093	—	173,402
Exploration costs	17,440	—	—	17,440
General and administrative expense	2,535,789	—	—	2,535,789
Depreciation, depletion, and amortization	43,425	—	51,006	94,431
Plugging expense	33,847	—	—	33,847
Loss on impairment of oil and gas properties	26,880	—	—	26,880
Total Costs and Expenses	2,727,690	103,093	51,006	2,881,789

Operating Income (Loss)	(2,640,533)	43,437	(51,006)	(2,648,102)

Other Income (Expense)
Interest income	534	—	—	534
Interest expense	(153,053)	—	—	(153,053)
Net Income (Loss)	$(2,793,052)	$43,437	$(51,006)	$(2,800,621)

Net (Loss) per Common Share
Basic and Diluted	$(0.13)			$(0.13)
Weighted average number of common shares outstanding
Basic and Diluted	21,798,185			21,798,185

The accompanying notes are an integral part of these pro forma financial statements.

PetroShare Corp.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2015

(unaudited)

	PetroShare Historical	Crimson Assets	Pro Forma Adjustments	Pro Forma Combined
		(c)	(b)
Revenues
Crude oil and natural gas production revenue	$1,328	$235,707	$—	$237,035

Costs and Expenses
Lease operating expense	31,909	187,423	—	219,332
Exploration costs	10,407	—	—	10,407
General and administrative expense	1,265,134	—	—	1,265,134
Depreciation, depletion, and amortization	13,921	—	76,759	90,680
Loss on impairment of oil and gas properties	154,776	—	—	154,776
Total Costs and Expenses	1,476,147	187,423	76,759	1,740,329

Operating Income (Loss)	(1,474,819)	48,284	(76,759)	(1,503,294)

Other Income (Expense)
Interest income	46	—	—	46
Interest expense	(48,602)	—	—	(48,602)
Net Income (Loss)	$(1,523,375)	$48,284	$(76,759)	$(1,551,850)

Net (Loss) per Common Share
Basic and Diluted	$(0.09)			$(0.09)

Weighted average number of common shares outstanding
Basic and Diluted	17,738,035			17,738,035

The accompanying notes are an integral part of these pro forma financial statements.

PetroShare Corp.

Notes to the Unaudited Pro Forma
Condensed Combined Financial Statements

NOTE 1 — BASIS OF PRESENTATION

See “Introduction” above for more information regarding the basis of presentation for the unaudited pro forma condensed combined financial statements.

NOTE 2 — PRO FORMA ADJUSTMENTS

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations:

(a)         Adjustments to reflect the acquisition of the Crimson assets, the consideration paid by the Company and to adjust to fair value where required for the assets acquired and liabilities assumed as of December 1, 2016, in accordance with the acquisition method of accounting.

The following table reflects the fair value of the consideration transferred in exchange for the assets acquired and the liabilities assumed based on a preliminary purchase priced allocation. The purchase price is subject to certain post-closing adjustments based on a final proration of costs and revenues from operation of the assets following the effective date. The post-closing adjustment is scheduled 90 days after the acquisition date, or on or before March 22, 2017.

Consideration:
Cash	$2,559,852
Total consideration	$2,559,852
Fair Value of Liabilities Assumed:
Current liabilities	$13,938
Asset retirement obligations	337,468
Total consideration plus liabilities assumed	$2,911,258
Fair Value of Assets Acquired:
Proved crude oil and gas properties	$562,123
Unproved crude oil and gas properties	1,990,760
Amount attributable to assets acquired	$2,552,883

(b)         Adjustments to reflect the depreciation, depletion and amortization under the successful efforts method of accounting that would have been recorded with respect to the acquired asset retirement obligations (accretion) and proved leasehold interests (depletion) had the Crimson assets been acquired on January 1, 2015.

(c)          Unless otherwise noted, adjustments reflect the historical statements of revenues and direct operating expenses relating to the Crimson assets for the year ended December 31, 2015 and the nine months ended September 30, 2016, as included in the Statements of Revenues and Direct Operating Expenses of the properties acquired by PetroShare Corp. for the years ended December 31, 2015 and 2014 and for the nine months ended September 30, 2016 and 2015, included as Exhibit 99.1 in this report.

NOTE 3 — UNAUDITED PRO FORMA SUPPLEMENTAL DISCLOSURE OF OIL AND NATURAL GAS OPERATIONS

The following pro forma standardized measure of the estimated discounted net future cash flows and changes applicable to the combined proved reserves reflect the effect of income taxes. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The pro forma standardized measure of estimated discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table are the reserve studies prepared by independent petroleum engineers, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the pro forma standardized measure of estimated discounted future net cash flow is not necessarily indicative of the fair value of the combined proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on estimates and assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The following table provides a pro forma roll-forward of the total proved reserves of PetroShare for the year ended December 31, 2015, as well as pro forma proved developed and proved undeveloped reserves at the beginning and at the end of the year, as if acquisition of the Crimson assets had occurred January 1, 2015 (in barrel of oil equivalent or BOE):

	PetroShare Corp. Historical (3)			Crimson Assets			Pro Forma Combined
	Oil (MBbl)	Natural Gas (MMcf)(1)	Total (MBOE)(2)	Oil (MBbl)	Natural Gas (MMcf)(1)	Total (MBOE)(2)	Oil (MBbl)	Natural Gas (MMcf)(1)	Total (MBOE)(2)
Balance at January 1, 2015	—	—	—	29	678	142	29	678	142

Extension and Discoveries	—	—	—	—	—	—	—	—	—
Production	—	—	—	(3)	(49)	(11)	(3)	(49)	(11)
Revisions to Estimates	—	—	—	(1)	(115)	(20)	(1)	(115)	(20)

Balance at December 31, 2015	—	—	—	25	514	111	25	514	111

Proved developed reserves
January 1, 2015	—	—	—	29	678	142	29	678	142
December 31, 2015	—	—	—	25	514	111	25	514	111

Proved undeveloped reserves
January 1, 2015	—	—	—	—	—	—	—	—	—
December 31, 2015	—	—	—	—	—	—	—	—	—

(1)             Natural gas liquids (“NGL”) assumes a ratio of 42 gallons per barrel of oil (“Bbl”). Natural gas liquids have been included in natural gas in Mcf.

(2)             Barrel of oil equivalent (“BOE”) assumes a ratio of 6 thousand cubic feet (“Mcf”) of natural gas per Bbl.

(3)      PetroShare Corp. Historical volumes were not material and could not be presented on an MBOE equivalent basis.

Standardized Measure of Estimated Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

The following table sets forth the computation of the standardized measure of estimated discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of estimated discounted future net cash flows of the Crimson assets in accordance with ASC Topic 932, Extractive Activities—Oil and Gas (“ASC 932”), and based on oil and natural gas reserve and production volumes. Future cash inflows as of December 31, 2015 were computed by applying average fiscal-year prices (calculated as the unweighted arithmetic average of the first-day-of-the-month oil and gas prices for each month within the year ended December 31, 2015) to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at year-end, based on year-end costs and assuming the continuation of existing economic conditions. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. Estimated future production costs related to period-end reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. In accordance with the ASC 932, a discount rate of 10% is applied to the annual future net cash flows.

The prices, calculated as described above, were $36.71 per barrel of oil and $2.35 per Mcf of natural gas at December 31, 2015, and $81.23 per barrel of oil and $3.98 per Mcf of natural gas at January 1, 2015. The prices were based on index prices, which have been adjusted for historical average location and quality differentials. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs resulting in net cash flow before tax. Future income tax expense was estimated based on an estimated effective tax rate of 37.06%.

The standardized measure is not intended to be representative of the fair market value of the proved reserves. The calculations of revenues and costs do not necessarily represent the amounts to be received or expended. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

Standardized Measure of Estimated Discounted Future Net Cash Flows

	PetroShare Corp. Historical	Crimson Assets	Pro Forma Combined
Future cash inflows	$4,701	$2,267	$6,968
Future production costs	(2,633)	(1,118)	(3,751)
Future development costs	—	—	—
Future income taxes	—	(107)	(107)

Estimated future net cash flows	2,068	1,042	3,110

10% annual discount for estimated timing of cash flows	(2,068)	(417)	(2,485)

Standardized measure of estimated discounted future cash flows	$—	$625	$625

The changes in the pro forma standardized measure of estimated discounted future net cash flows for the year ended December 31, 2015 were as follows:

Changes in Standardized Measure of Estimated Discounted Future Net Cash Flows

	PetroShare Corp. Historical	Crimson Assets	Pro Forma Adjusted
Standardized measure, beginning of the year	$4,701	$1,752	$6,453
Sales of oil and gas produced net of production cost	(2,633)	(48)	(2,681)
Net change in sales prices, net of production costs	—	(990)	(990)
Extensions, discoveries and improved recoveries	—	—	—
Previously estimated development costs incurred during the period	—	—	—
Net changes in future development costs	—	—	—
Revision of previous quantity estimates	(2,068)	(244)	(2,312)
Accretion of discount	—	175	175
Net change in income taxes	—	158	158
Changes in timing if estimated cash flows and others	—	(178)	(178)

Standardized measure, end of year	$—	$625	$625